PROMISSORY NOTE


$6,800,000                                                     May 3, 1996


     FOR VALUE RECEIVED, the undersigned, Jefferson Casino Corporation ("JCC") and C-M of Louisiana, Inc. (collectively, the "Makers"), hereby jointly and severally promise to pay to the order of Mark G. George, his successors and assigns ("Payee"), the principal sum of Six Million Eight Hundred Thousand Dollars ($6,800,000), together with interest, as hereinafter set forth.

     This Promissory Note is the Note referred to in, and is entitled to the benefits of, the agreement ("Agreement") dated the date hereof between Casino Magic Corp. ("Magic"), JCC, Payee, Stuart Capital Corporation and Southeast Gaming Corporation, and all of the terms, provisions, representations, covenants and warranties contained in the Agreement are incorporated herein.

     The unpaid principal balance of this Note shall bear interest beginning on the date hereof at a rate of Five And Eight-Tenths percent (5.8%) per annum. All payments on this Note shall be applied first to accrued interest and then to principal. All or any portion of the unpaid principal amount of this Note may be prepaid at any time or from time to time without penalty or premium.

     Makers shall pay Payee $800,000 principal amount (the "Initial Payment"), plus accrued interest on the total unpaid principal, within sixty (60) days following the opening by JCC or Magic, or an affiliate thereof, of a casino on Maker's property in Bossier City, Louisiana. The remaining $6,000,000 shall be paid in fifty-eight (58) monthly installments of $118,873.04, which includes interest beginning thirty (30) days after the date of the Initial Payment.

     The following shall constitute "Events of Default":

     (a) Makers shall fail to make payment of principal or interest on this Note on the date such payment is due and payable;

     (b) Either Makers shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of its or of all or a substantial part of its assets; (ii) admit in writing its inability to pay its debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) have an order for relief entered against it as a debtor under Title II of the U.S. Code; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) have final non appealable judgment in the aggregate for the payment of money in excess of $100,000, rendered against such Maker which is not discharged or paid within thirty (30) days;

     (c) Either Maker shall reduce or set off against installments of principal and/or interest payable hereunder without the consent of Payee;

     (d) (i) either Maker shall sell or otherwise dispose of substantially all of its assets, except as permitted under the indenture as defined in the Agreement ("Indenture") or (ii) either Maker shall consolidate with or merge with or into another entity except as permitted under the Indenture;

     (e) Either Maker shall default in any total or partial payment of principal or interest on any other obligation including the Indenture, for borrowed money in excess of $250,000 beyond any period of grace provided with respect thereto as maker or guarantee; or

     (f) Magic shall be in breach of the Agreement or any representation or warranty of Magic or either of the Makers set forth in this Note or the Agreement shall prove materially false or misleading or Magic or any of its affiliates shall either (i) commence casino operations on the Bossier City property and, thereafter, relocate that casino operation or (ii) fail to commence operation on the Bossier City property but commence a casino operation within 10 miles of the Bossier City property and in the case of (i) or (ii) Payee shall have the option of having the Note continue to be serviced from those properties.

Upon an Event of Default that is not cured within 10 days following written notice from Payee, Payee may, by written notice to Makers, declare the entire unpaid principal of and accrued interest on this Note to be, whereupon the same shall become, immediately due and payable. In addition, upon an Event of Default, the Makers agree to pay a late charge equal to the maximum amount permitted by law, but in no event shall such later charge exceed three times the total balance remaining unpaid at the time of such Event of Default.

     Notwithstanding anything herein to the contrary, in the event the Parish having jurisdiction over Maker's Bossier City casino operation or the State of Louisiana takes action which prohibits or substantially restricts (beyond any current restrictions) gaming at the casino operated by Maker in Bossier City, Makers' obligations to Payee under this Note shall (a) if gaming is prohibited, be suspended when such prohibition takes effect and Jefferson shall not be responsible for any additional payments hereunder unless and until such prohibition is lifted or (b) if gaming is substantially restricted, the remaining payments shall be reduced pro-rata with the reduction in gaming operations at the casino during the period of such restrictions and the payment term extended accordingly so that the then outstanding balance shall not be reduced, provied, however, that in any such event all obligations of Makers under the Note arising before such date shall be enforceable by Payee whether or not timely paid on or before the Suspension Date.

     Except as otherwise provided herein, the Makers waive demand, presentment, protest, notice of protest and notice of non payment or dishonor of this Promissory Note. Any costs (including attorney's fees) incurred in connection with the enforcement of this Note shall be paid by Makers. Principal and interest unpaid and past due hereunder shall bear interest at a rate of the lesser of 14% or the maximum amount permitted by law until paid.

     No amendment, modification or waiver of any provision of this Promissory Note shall be effective unless the same shall be in writing and signed by the holder hereof. This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

     No failure on the part of Payee to exercise, and no delay in exercising, any right or remedy under this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Promissory Note preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies provided in this Promissory Note are cumulative of any remedies provided by law.

     If any provision of this Note is held by any court to be unenforceable, then such provision shall be deemed to be eliminated from the Agreement to permit enforceability of the remaining provisions. If any provision is held to be overbroad, such provision shall be amended to narrow the application to the extent necessary for enforceability.

                                    JEFFERSON CASINO CORPORATION


                                    By:        ROBERT A CALLAWAY
                                         ------------------------------
                                         Its:  Corporate Secretary


                                    C-M OF LOUISIANA, INC.


                                    By:        ROBERT A CALLAWAY
                                         ------------------------------
                                         Its:  Corporate Secretary